As filed with the Securities and Exchange Commission on November 21, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BEASLEY BROADCAST GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	65-0960915
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3033 Riviera Drive, Suite 200

Naples, FL 34103

(239) 263-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Caroline Beasley

Interim Chief Executive Officer

Beasley Broadcast Group, Inc.

3033 Riviera Drive, Suite 200

Naples, FL 34103

(239) 263-5000

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian D. Miller, Esq.

Latham & Watkins LLP

555 Eleventh Street, NW, Suite 1000

Washington, DC 20004

(202) 637-2200

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A common stock, $0.001 par value	5,422,993	$4.92	$26,681,125.56	$3,092.35

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional number of shares of Class A common stock issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, with respect to the 5,422,993 shares of Class A common stock being registered pursuant to this registration statement.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of our Class A common stock as reported on The NASDAQ Global Market on November 15, 2016.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 21, 2016.

PROSPECTUS

5,422,993 Shares

Beasley Broadcast Group, Inc.

Class A Common Stock

This prospectus relates to the resale of up to 5,422,993 shares of Class A common stock of Beasley Broadcast Group, Inc., by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of the shares. We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders identified in this prospectus will pay underwriting discounts and commissions and any transfer taxes incurred for the sale of shares of our Class A common stock.

Our Class A common stock is listed on The NASDAQ Global Market under the symbol “BBGI”. On November 18, 2016, the closing sale price of our Class A common stock on The NASDAQ Global Market was $5.35 per share. You are urged to obtain current market quotations for our Class A common stock.

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                     , 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process, to permit the holders named in the section entitled “Selling Stockholders” to resell shares of our Class A common stock in a registered offering, as described under “Plan of Distribution.” Under this shelf registration process, the selling stockholders from time to time may offer and sell shares of our common stock in one or more offerings or resales. This prospectus provides you with a general description of the shares of common stock the selling stockholders may offer. Under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the selling stockholders. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Beasley,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Beasley Broadcast Group, Inc. and its consolidated subsidiaries, unless otherwise specified.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, relating to our business, financial condition and other matters. Such reports and other information may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of such information may be obtained by mail, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The SEC also maintains an internet website located at www.sec.gov, which contains reports, proxy statements and other information that we file with the SEC electronically via the EDGAR system.

Our principal executive offices are located at 3033 Riviera Drive, Suite 200, Naples, FL 34103 and our telephone number is (239) 263-5000. Our Internet address is www.bbgi.com. The information on our Internet website is not incorporated by reference in this prospectus, and you should not consider it to be a part of this document. Our website address is included as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016, and September 30, 2016, filed with the SEC on May 11, 2016, August 5, 2016 and November 9, 2016, respectively.

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 15, 2016.

•	Our Definitive Information Statement on Schedule 14C, filed with the SEC on September 23, 2016.

•	Our Current Reports on Form 8-K filed with the SEC on March 18, 2016, May 27, 2016, July 20, 2016 (excluding Item 7.01 information and related exhibits), November 2, 2016 (excluding Item 2.02 information and related exhibit) and November 4, 2016.

•	The description of our Class A common stock contained in our registration statement on Form 8-A, filed with the SEC on January 31, 2000, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Beasley Broadcast Group, Inc.

3033 Riviera Drive

Suite 200

Naples, Florida 34103

(239) 263-5000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

ABOUT THE COMPANY

We are a radio broadcasting company whose primary business is operating radio stations throughout the United States. Inclusive of announced divestitures, we own and operate 69 radio stations in the following radio markets: Atlanta, GA, Augusta, GA, Boston, MA, Charlotte, NC, Detroit, MI, Fayetteville, NC, Fort Myers-Naples, FL, Greenville-New Bern-Jacksonville, NC, Las Vegas, NV, Philadelphia, PA, Middlesex, NJ, Monmouth, NJ, Morristown, NJ, Tampa-Saint Petersburg, FL, West Palm Beach-Boca Raton, FL, and Wilmington, DE.

We seek to secure and maintain a leadership position in the markets we serve by developing market-leading clusters of radio stations in each of our markets. We operate our radio stations in clusters to capture a variety of demographic listener groups, which we believe enhances our radio stations’ appeal to a wide range of advertisers. In addition, we have been able to achieve operating efficiencies by consolidating office and studio space where possible to minimize duplicative management positions and reduce overhead expenses.

On November 1, 2016 we completed our merger with Greater Media, Inc. (“Greater Media”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated July 19, 2016, under which we acquired all of the issued and outstanding common stock of Greater Media for an aggregate purchase price of approximately $240 million, subject to a purchase price adjustment related to the sale of Greater Media’s tower assets and other customary post-closing purchase price adjustments and inclusive of the repayment of approximately $82 million of Greater Media’s outstanding debt and the payment of certain transaction expenses (the “Merger”). The proceeds paid to the stockholders of Greater Media in the Merger consisted of (i) approximately $94.4 million in cash and (ii) $25 million in shares of the Company’s Class A common stock, which is equal to 5,422,993 shares at a fixed value of $4.61 per share.

The selling stockholders listed in this prospectus are former stockholders of Greater Media that received shares of the Company’s Class A common stock as a result of the Merger. At the closing of the Merger, the Company entered into a Registration Rights Agreement with such stockholders and BFTW LLC (the “Registration Rights Agreement”), requiring the Company, not later than twenty days following the closing of the Merger, to file a shelf registration statement on Form S-3 with the SEC with respect to the resale of the shares of the Company’s Class A common stock received by such stockholders in the Merger. In addition, such stockholders are entitled to unlimited piggyback registration rights with respect to the registration of any equity securities of the Company, subject to certain limitations.

These registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares held by such selling stockholders to be included in such offering. Subject to certain exceptions, the Company is generally required to bear all expenses of registration (other than underwriting discounts and commissions and certain travel expenses). The Registration Rights Agreement also places indemnity obligations on the Company, to indemnify the selling stockholders, under certain circumstances, and on the selling stockholders, to indemnify the Company under certain circumstances.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This registration statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future, not past, events. All statements other than statements of historical fact included in this document are forward-looking statements. These forward-looking statements are based on the current beliefs and expectations of the Company’s management and are subject to known and unknown risks and uncertainties. Words or expressions such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “may,” “will,” “plans,” “projects,” “could,” “should,” “would,” “seek,” “forecast,” or other similar expressions help identify forward-looking statements.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company and Greater Media undertake no obligation to update or revise any forward-looking statements.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements. Factors that could cause actual results or events to differ materially from these forward-looking statements include, but are not limited to:

•	the ability to successfully combine the businesses of the Company and Greater Media and the ability to successfully integrate the stations acquired in the asset exchange with CBS Radio;

•	the ability of the Company to achieve the expected cost savings, synergies and other benefits from the acquisition of Greater Media and the asset exchange with CBS Radio within the expected time frames or at all;

•	the incurrence of significant transaction -related fees and costs in connection with the acquisition of Greater Media;

•	the incurrence of unexpected costs or liabilities relating to the integration of Greater Media and the stations acquired in the asset exchange with CBS Radio;

•	the risk that the acquisition of Greater Media may not be accretive to the Company’s current stockholders;

•	the risk that the acquisition of Greater Media may prevent the Company from acting on future opportunities to enhance stockholder value;

•	the impact of the issuance of the Merger Shares in connection with the acquisition of Greater Media;

•	the risk that any identifiable intangible assets recorded due to the acquisition of Greater Media could become impaired;

•	external economic forces that could have a material adverse impact on the Company’s advertising revenues and results of operations;

•	the ability of the Company’s radio stations to compete effectively in their respective markets for advertising revenues and respond to changes in technology, standards and services that affect the radio industry;

•	the Company’s substantial debt levels;

•	the loss of key personnel; and

•	other economic, business, competitive, and regulatory factors affecting the businesses of the Company and Greater Media generally, including those set forth in the Company’s filings with the SEC.

All written and oral forward-looking statements attributable to the Company or Greater Media or persons acting on behalf of the Company or Greater Media are expressly qualified in their entirety by such factors. For additional information with respect to these factors, please see the section entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 2 of this registration statement.

RISK FACTORS

An investment in our Class A common stock involves significant risks. Our business, financial condition, and results of operations could be materially adversely affected by any of these risks. The trading price of our Class A common stock could decline due to any of these risks, and you may lose all or part of your investment. Before you make an investment decision regarding the securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in any applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in any updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks described in those documents are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, our financial results and the value of the securities.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit the holders named in the section entitled “Selling Stockholders” to resell shares of our Class A common stock in a registered offering, as described under “Plan of Distribution.” We will not receive any proceeds from the sale of these shares by the selling stockholders.

The selling stockholders will pay any underwriting discounts and commissions and transfer taxes incurred by the selling stockholders in disposing of their shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ Global Market listing fees, printing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

We are registering the resale from time to time by the selling stockholders of up to 5,422,993 shares of our Class A common stock (collectively referred to as the “selling stockholders”) in one or more offerings. The selling stockholders acquired the shares of Class A common stock owned by them in connection with the Merger described above under the heading “About the Company.”

The following table sets forth certain information as of November 18, 2016 regarding the beneficial ownership of our Class A common stock by the selling stockholders named in the table below, who may offer, in the aggregate, up to 5,422,993 shares of our Class A common stock. We do not know if, when or in what amounts the selling stockholders may offer their shares for sale. The selling stockholders may sell some, all or none of the shares held by them. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of any shares of our Class A common stock currently held by the selling stockholders. Because the number of shares the selling stockholders may offer and sell is not presently known, we cannot estimate the number of shares that will continue to be held by the selling stockholders. This table, however, presents the maximum number of shares of Class A common stock that each selling stockholder may offer pursuant to this prospectus and the number of shares of Class A common stock, if any, that each selling stockholder would beneficially own after the sale of such maximum number of shares, assuming no acquisitions of additional shares of Class A common stock take place.

Beneficial ownership is determined in accordance with Rule 13d-3(d) of the Exchange Act and includes voting or investment power with respect to our securities.

	Shares Beneficially Owned Prior to the Offering		Shares Being Sold	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number	Percent (1)		Number	Percent (1)
Cristina Bordes 2009 Gift Trust (2)	650,204.773	5.4%	650,204.773	0	0%
Lee Bordes 2013 GRAT #4 (3)	56,603.334	*	56,603.334	0	0%
Lee Bordes 2013 GRAT #5 (4)	103,547.006	*	103,547.006	0	0%
Lee Bordes 2014 GRAT #4 (5)	34,795.303	*	34,795.303	0	0%
Lee Bordes 2014 GRAT #6 (6)	127,089.047	1.0%	127,089.047	0	0%
Lee Bordes 2014 GRAT #7 (7)	210,750.259	1.7%	210,750.259	0	0%
Lee Bordes 2015 GRAT #1 (8)	68,944.826	*	68,944.826	0	0%
Lee Bordes 2015 GRAT #4 (9)	72,994.520	*	72,994.520	0	0%
Lee Bordes 2015 GRAT #5 (10)	224,387.232	1.9%	224,387.232	0	0%
Lee Bordes 2015 GRAT #6 (11)	282,065.588	2.3%	282,065.588	0	0%
Lee Bordes 2015 GRAT #7 (12)	310,537.177	2.6%	310,537.177	0	0%
Lee Bordes 2016 GRAT #2 (13)	102,064.972	*	102,064.972	0	0%
Lee Bordes 2016 GRAT #3 (14)	98,583.503	*	98,583.503	0	0%
Lee Bordes Revocable Trust (15)	969,140.812	8.0%	969,140.812	0	0%
Peter A. Bordes Marital Trust (16)	227,497.810	1.9%	227,497.810	0	0%
Peter A. Bordes, Jr. 2009 Gift Trust (17)	650,204.773	5.4%	650,204.773	0	0%
Stephanie Bordes 2009 Gift Trust (18)	583,377.292	4.8%	583,377.292	0	0%
Stephen Bordes 2009 Gift Trust (19)	650,204.773	5.4%	650,204.773	0	0%

Total (20)	5,422,993.0	44.8%	5,422,993.0	0	0%

*	Denotes less than 1.0% of beneficial ownership.
(1)	Applicable percentage ownership is based on 12,112,142 shares of Class A common stock outstanding as of November 18, 2016, together with securities exercisable or convertible into shares of Class A common stock within 60 days of such date.

(2)	Includes 104,032.778 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Cristina Bordes and Stephen F. Lappert are the trustees of the trust and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(3)	Includes 9,056.535 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Cristina Bordes and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(4)	Includes 16,567.523 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Cristina Bordes and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(5)	Includes 5,567.249 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Cristina Bordes and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(6)	Includes 20,334.250 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Cristina Bordes and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(7)	Includes 33,720.046 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Cristina Bordes and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(8)	Includes 11,031.174 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Cristina Bordes and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.

(9)	Includes 11,679.125 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Cristina Bordes and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(10)	Includes 35,901.962 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Cristina Bordes and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(11)	Includes 45,130.500 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Cristina Bordes and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(12)	Includes 49,685.955 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Cristina Bordes and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(13)	Includes 16,330.398 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Cristina Bordes and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(14)	Includes 15,773.363 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Cristina Bordes and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(15)	Includes 155,062.551 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Voting and investment decisions for the trust are made by its trustees, acting by majority vote. Peter A. Bordes, Jr., Cristina Bordes, Stephanie L. Bordes, Stephen M. Bordes and JPMorgan Chase Bank, N.A. currently serve as trustees. Each of the trustees disclaims beneficial ownership of the shares held by the trust.

(16)	Includes 36,399.655 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Voting and investment decisions for the trust are made by its trustees, acting by majority vote. Peter A. Bordes, Jr., Cristina Bordes, Stephanie L. Bordes, Stephen M. Bordes and Stephen F. Lappert currently serve as trustees. Each of the trustees disclaims beneficial ownership of the shares held by the trust.
(17)	Includes 104,032.778 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Peter A. Bordes, Jr. and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(18)	Includes 93,340.380 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Stephanie Bordes and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(19)	Includes 104,032.778 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the trust does not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the trust in accordance with the purchase price adjustment provisions of the Merger Agreement. Stephen Bordes and Stephen F. Lappert are the trustees and may be deemed to have the shared power to vote and dispose of the shares of Class A common stock that are beneficially owned by such trust. Each of the trustees disclaims beneficial ownership of the shares of Class A common stock held by the trust, except to the extent of any pecuniary interest.
(20)	Includes an aggregate of 867,679 shares of Class A common stock that are currently being held in escrow pursuant to the terms of the Merger Agreement and as to which the selling stockholders do not currently have beneficial ownership. All, a portion or none of such escrowed stock may be released to the selling stockholders in accordance with the purchase price adjustment provisions of the Merger Agreement.

PLAN OF DISTRIBUTION

The selling stockholders may sell our Class A common stock from time to time in any of the ways described below or in any combination thereof:

•	to or through underwriters or dealers;

•	through one or more agents;

•	in “at the market” to or through market makers or into an existing market for the securities;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	by pledge to secure debts and other obligations;

•	directly to purchasers or to a single purchaser; or

•	any other method permitted pursuant to applicable law.

The distribution of our Class A common stock by the selling stockholders may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

These sales may be effected in transactions:

•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the New York Stock Exchange;

•	in the over-the-counter market;

•	otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise (including the issuance by the applicable selling stockholder of derivative securities);

•	through the settlement of short sales; or

•	any combination of the foregoing.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our common stock by the selling stockholders may include the following information to the extent required by law:

•	the name or names of the selling stockholders and the amounts to be sold by them;

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriter compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed, reallowed or paid to dealers.

Offers to purchase the Class A common stock being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the Class A common stock from time to time. Any agent involved in the offer or sale of our Class A common stock will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the Class A common stock being offered by this prospectus, the Class A common stock will be sold to the dealer, as principal. The dealer may then resell the Class A common stock to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the Class A common stock being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the Class A common stock to the public. In connection with the sale of the Class A common stock, the selling stockholders, or the purchasers of Class A common stock for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the Class A common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the Class A common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement, if required. Underwriters, dealers and agents participating in the distribution of the Class A common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the Class A common stock may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The selling stockholders may sell shares of the Class A common stock directly to purchasers. In this case, they may not engage underwriters or agents in the offer and sale of such shares.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A common stock. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the Class A common stock by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Class A common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

We are not aware of any plans, arrangements or understandings between any of the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of shares of our Class A common stock by the selling stockholders. We cannot assure you that the selling stockholders will sell any or all of the shares of our Class A common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that the selling stockholders will not transfer, devise or gift the shares of our Class A common stock by other means not described in this prospectus. Moreover, shares of Class A common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be selling stockholders. The number of a selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

A selling stockholder which is an entity may elect to make a pro rata in-kind distribution of the shares of our Class A common stock to its members, partners or shareholders. In such event we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the Class A common stock acquired in the distribution. A selling stockholder which is an individual may make gifts of shares of our Class A common stock covered hereby. Such donees may use the prospectus to resell the shares or, if required by law, we may file a prospectus supplement naming such donees.

LEGAL MATTERS

On behalf of the Company, Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the Class A common stock offered hereby. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015 have been incorporated in this Prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 in reliance on the report, including reference to the schedule, included in the Annual Report on Form 10-K, of Crowe Horwath LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Greater Media as of and for the years ended December 31, 2014 and 2015 have been incorporated in this Prospectus by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2016 in reliance on the report of WithumSmith+Brown, PC, Independent Accountants, given on the authority of said firm as experts in auditing and accounting.

5,422,993 Shares

Beasley Broadcast Group, Inc.

Common Stock

Prospectus

                    , 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses (other than underwriting discounts and commissions) to be incurred in connection with the sale and distribution of the Class A common stock being registered hereby, all of which will be borne by Beasley Broadcast Group, Inc. (except any underwriting discounts and commissions and transfer taxes incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$3,092.35
Printing fees and expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Miscellaneous expenses	**

Total expenses	**

** These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Article VIII of the Company’s Amended and Restated Certificate of Incorporation and Article V of the Company’s Third Amended and Restated Bylaws provide for indemnification to the fullest extent authorized by the DGCL for any person who was or is made party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer.

The foregoing is only a general summary of certain aspects of the DGCL, the Company’s Amended and Restated Certificate of Incorporation and the Company’s Third Amended and Restated Bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the DGCL, Article VIII of the Company’s Amended and Restated Certificate of Incorporation and Article V of the Company’s Third Amended and Restated Bylaws.

Item 16. Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Naples, state of Florida, on November 21, 2016.

BEASLEY BROADCAST GROUP, INC.

By:	/s/ Caroline Beasley
Caroline Beasley
Interim Chief Executive Officer, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George G. Beasley George G. Beasley	Chief Executive Officer and Chairman of the Board of Directors	November 21, 2016

/s/ Caroline Beasley Caroline Beasley	Interim Chief Executive Officer, Executive Vice President, Chief Financial Officer, Secretary, Treasurer and Director	November 21, 2016

/s/ Bruce G. Beasley Bruce G. Beasley	President, Chief Operating Officer and Director	November 21, 2016

/s/ Brian E. Beasley Brian E. Beasley	Vice President of Operations and Director	November 21, 2016

/s/ Allen B. Shaw Allen B. Shaw	Vice Chairman of the Board of Directors	November 21, 2016

/s/ Peter A. Bordes Peter A. Bordes	Director	November 21, 2016

/s/ Joe B. Cox Joe B. Cox	Director	November 21, 2016

/s/ Mark S. Fowler Mark S. Fowler	Director	November 21, 2016

/s/ Herbert W. McCord Herbert W. McCord	Director	November 21, 2016

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Amended and Restated Certificate of Incorporation of Beasley Broadcast Group, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 25, 2012).

4.2	Third Amended and Restated Bylaws of Beasley Broadcast Group, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 filed with the SEC on February 16, 2001).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Crowe Horwath LLP.

23.3	Consent of WithumSmith+Brown, PC.

24.1	Power of Attorney (incorporated by reference to the signature page hereto).